UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2009

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 1, 2009, MasTec, Inc., a Florida corporation (the “Company”), entered into an underwriting agreement with Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein, and each of the Company’s subsidiaries set forth on Schedule IV thereto, for the issuance and sale by the Company of $100 million in aggregate principal amount of its 4.00% Senior Convertible Notes due 2014 (the “Notes”). The Notes are guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Company’s subsidiaries that guarantee its 7.625% Senior Notes due 2017 (the “Guarantors”). The Company registered the offer and sale of the Notes, the Guarantees and the shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), issuable upon conversion of the Notes (the “Offering”) under the Securities Act of 1933, as amended, on a shelf registration statement on Form S-3ASR (File No. 333-158502).

The Securities were issued on June 5, 2009 (the “Closing Date”) pursuant to a base indenture dated June 5, 2009 (the “Base Indenture”) and a supplemental indenture dated June 5, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Notes bear interest at 4.00% per annum, which will accrue from June 5, 2009, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009. The Notes will mature on June 15, 2014 unless earlier converted or repurchased. The Company may not redeem the Notes.

The Notes may be converted into shares of Common Stock at an initial conversion rate of 63.4417 shares of Common Stock per $1,000 principal amount of Notes (approximately $15.76 per share of Common Stock), subject to adjustment as described in the Indenture.

If the Company undergoes certain types of fundamental changes prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

Use of Proceeds

On the Closing Date, the Company used a portion of the net proceeds from the Offering to repay in full its outstanding 8% subordinated convertible notes due December 2013, in an aggregate principal amount of $55 million, plus all interest accrued thereon. The Company intends to use the remaining net proceeds from the Offering for working capital, possible acquisitions of assets and businesses and other general corporate purposes.

The foregoing description of the Notes, Base Indenture and the Supplemental Indenture is only a summary and is qualified in its entirety by reference to the full text of the Notes, Base Indenture and the Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of 4.00% Senior Convertible Notes due 2014.

4.2	Indenture, dated June 5, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture, dated June 5, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

5.2	Opinion of Greenberg Traurig, P.A. and Greenberg Traurig LLP

5.3	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobsen LLP (included in Exhibit 5.1).

23.2	Consent of Greenberg Traurig, P.A. and Greenberg Traurig LLP (included in Exhibit 5.2).

23.3	Consent of Greenberg Traurig P.A. (included in Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 5, 2009	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 4.00% Senior Convertible Notes due 2014.

4.2	Indenture, dated June 5, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture, dated June 5, 2009, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

5.2	Opinion of Greenberg Traurig, P.A. and Greenberg Traurig LLP

5.3	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobsen LLP (included in Exhibit 5.1).

23.2	Consent of Greenberg Traurig, P.A. and Greenberg Traurig LLP (included in Exhibit 5.2).

23.3	Consent of Greenberg Traurig P.A. (included in Exhibit 5.3).